Exhibit 10.17


         This TRANSITIONAL MANAGEMENT AGREEMENT (the "Transitional Management Agreement") entered as of August 14, 1998, by and between HomeFed Corporation, a corporation organized and existing pursuant to the laws of the State of Delaware ("HFC"), and Accretive Investments, LLC, a limited liability company organized and existing pursuant to the laws of the State of California ("Accretive").

                                    RECITALS
                                    --------

         WHEREAS, San Elijo Ranch, Inc. ("San Elijo") through its wholly-owned subsidiary Provence Hills Development Company, LLC, a Delaware limited liability company ("Provence Hills") entered into a Development Management Agreement with HomeFed Corporation ("HFC") dated as of August 14, 1998 (the "Development Agreement") to, among other things, perform Development Services (such term shall have the meaning set forth in the Development Agreement) and Construction Management Services (such term shall have the meaning set forth in the Development Agreement) with respect to 2,000 acres of undeveloped land located in San Marcos, California owned by San Elijo ("Project");

         WHEREAS, San Elijo and Accretive previously had entered into a Management Agreement (the "Management Agreement"), dated July 17, 1997, pursuant to which Accretive has performed certain management services for the Project that will now be provided by HFC pursuant to the Development Agreement;

         WHEREAS, it is intended that the Management Agreement will terminate upon the effectiveness of this Agreement;

         WHEREAS, pursuant to this Agreement, Accretive will provide transition management services to HFC to facilitate a smooth transition of Accretive's management responsibilities under the Management Agreement to HFC;

         WHEREAS, Accretive is engaged in the business of managing the development of undeveloped land in the State of California; and

         WHEREAS, HFC desires to retain the services of Accretive on the terms and conditions set forth in this Transitional Management Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter contained, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Appointment of Transition Manager. HFC hereby appoints Accretive and Accretive hereby accepts appointment, as transition manager of the Project with the obligation and authority to direct, supervise and manage the development and operation of the Project in accordance with the terms and conditions set forth in this Transitional Management Agreement. Accretive will provide transition management services to San Elijo through December 31, 1999, unless, at HFC's request effective after December 31, 1998 (upon at least 10 days' prior written notice to Accretive), Accretive is no longer to

76830.0194
provide such transition management services for the Project. In such event, through December 31, 1999, Accretive shall perform such advisory and consulting services in connection with the Project as HFC may request and, in connection therewith, Randy Goodson shall devote up to 50% of his business time and attention as is necessary to the performance of Accretive's obligations under this Transitional Management Agreement, in a manner that is consistent with Accretive's past performance of such obligations under this Transitional Management Agreement and the Management Agreement.

         2. Independent Contractor Status. (a) HFC and Accretive acknowledge and agree that (a) this Transitional Management Agreement establishes and constitutes both the only relationship and the only agreement between HFC and Accretive, (b) HFC and Accretive are not joint venturers or partners, (c) Accretive is not, and shall not be deemed to be, an employee of HFC, (d) none of Accretive's members, employees or agents is, or shall be deemed to be, an employee of HFC, and (e) Accretive at all times shall be, and shall be deemed to be, an independent contractor of HFC. Accretive represents and warrants to HFC that neither it, nor any of its members, directors, employees or agents, shall hold itself, or themselves, out to be anything other than an independent contractor for HFC.

         3. Accretive's Management Duties and Obligations. Unless otherwise instructed by HFC, Accretive, as the transition manager of the Project, shall have the obligation to perform or to assist or advise HFC with respect to any or all of the following actions at the request of HFC:

         (a) implementation of the plan of development in accordance with the Development Agreement and specific plan amendments and negotiation of required approvals from the City of San Marcos and other authorities;

         (b) negotiation and documentation of a Redevelopment Agency Funding Agreement;

         (c) supervision of all litigation relating to the Project, including, without limitation, those actions necessary to protect San Elijo's property and other rights from the negative impacts related to the San Marcos landfill;

         (d) negotiation of a full mitigation agreement and school fee credit agreement with the San Marcos Unified School District, if appropriate;

         (e) creation of an Assessment District to spread off-site development costs to surrounding property owners;

         (f) preparation of a Community Facilities District so San Elijo will have the option to utilize the Community Facilities District as a financing vehicle under favorable terms;

         (g) negotiation with the United States Postal Service to create a separate zip code for the Project, if appropriate;


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         (h) arranging for the preparation, filing, modification and acceptance of tentative and final parcel maps with and by the City of San Marcos;

         (i) negotiation of an export permit to complement San Elijo's prospective Aggregate Mining Permit and to facilitate the sale of crushed rock, if appropriate;

         (j) negotiation with the City of San Marcos and the County of San Diego of an agreement, or agreements, to effect the closure and post-closure landscaping of the landfill adjacent to the Project;

         (k) supervision of all employees and contractors, negotiation of employment and contractor agreements and submission of such agreements to HFC for approval; provided, however, Accretive shall not hire any contractors or employees without the prior written consent of a vice president or more senior officer of San Elijo or HFC;

         (l) compliance with all laws, codes, regulations and other requirements of all federal, state and local authorities having jurisdiction over the Project, provided, however, Accretive shall first promptly notify San Elijo and HFC of all orders and notices received by Accretive from any authority having jurisdiction over the Project assessing, or requiring an expenditure, in excess of $5,000.00 and shall obtain the written consent of a vice-president or more senior officer of San Elijo or HFC prior to making the expenditure or prior to complying with such order or notice;

         (m) not less than annually, having an insurance review conducted by an insurance professional satisfactory to HFC and San Elijo to ensure that San Elijo, Provence Hills and the Project are fully insured against all insurable claims and liabilities which may arise from the development, management or operation of the Project;

         (n) collection of all accounts receivable relating to the Project;

         (o) timely payment of all expenses, taxes and financial obligations related to the Project, including, without limitation, payments due under the Chapter 11 plan of San Elijo and all debt service; provided, however, that prior to making any single expenditure, or the first of any series of expenditures that in the aggregate shall be in excess of $10,000.00 within any thirty-day period, Accretive shall obtain the written consent of a vice-president or more senior officer of San Elijo or HFC;

         (p) advertising, promotion, marketing and sale of the Project, and each of the lots comprising the Project, at wholesale or retail;

         (q) preparation and revision as needed of the Project's financial projections and operating budgets;

         (r) preparation of periodic written management reports of San Elijo for the officers and directors of San Elijo and HFC; and


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         (s) monthly review of all financial statements of San Elijo and
Provence Hills with periodic reports to the officers and directors of San Elijo and HFC concerning such financial statements.

         4. Professional Management Standards. Accretive shall use its best good-faith efforts in developing, managing and operating the Project subject to the direction of HFC.

         5. Accretive's Compensation. (a) Except as provided in (b) below, HFC shall pay to Accretive $25,000 per month for Accretive's services pursuant to this Transitional Management Agreement.

         (b) If, at HFC's request pursuant to this Transitional Management Agreement, Accretive is not serving as transitional manager of the Project, but is instead rendering consulting and advisory services to San Elijo in respect of the Project, San Elijo shall pay to Accretive $12,500 per month. In addition, in the sole discretion of the management of HFC, Accretive shall be eligible to receive periodic bonuses. For example, HFC may, in its absolute sole discretion,
(i) pay Accretive an annual bonus in an amount between $150,000 and $300,000, if Accretive is serving as the transitional manager of the Project in a manner that is satisfactory to HFC in its sole discretion, and (ii) pay Accretive an annual bonus in an amount up to $150,000, if Accretive is serving as a consultant and advisor to the Project in a manner that is satisfactory to HFC in its sole discretion. The foregoing examples are an indication of the possible annual bonus that HFC may pay Accretive; such examples are not intended to limit the amount of the annual bonus that HFC may in its sole discretion elect to pay Accretive for outstanding services or to guarantee the payment of any bonus to Accretive.

         6. Accretive's Expenses. Accretive will have no obligation to advance funds on HFC's or San Elijo's behalf in the performance of Accretive's duties under this Agreement. Should Accretive wish to advance funds, HFC shall promptly reimburse Accretive for all funds advanced on behalf of HFC and reasonable expenses incurred by Accretive in performing its obligations pursuant to this Transitional Management Agreement. Such reimbursable expenses may include charges for travel, lodging, meals, report production, telecommunications and special delivery charges. Such reimbursable expenses shall not include Accretive's overhead expenses, including, but not limited to, Accretive's payroll, or other employee compensation, rent, insurance expense or utility expense, other than the employees, if any, that San Elijo or HFC requests that Accretive employ.

         7. Non-discrimination. Accretive shall not discriminate against any employee or prospective employee of San Elijo or HFC because of race, creed, color, national origin, disability, gender, sexual preference or any other classification then protected by law.

         8. Harassment. HFC does not condone or permit harassment, including, but not limited to, sexual harassment, of or by any of its employees. Accretive agrees that it shall immediately notify a vice-president or more senior officer of HFC, both verbally


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and in writing, of any evidence of which Accretive becomes aware of any harassment of or by any employee of San Elijo or HFC regardless of whether a claim of harassment is made. Accretive shall coordinate the education and training of all current and future employees of San Elijo and HFC regarding the harassment policy of HFC and the conduct prohibited by such harassment policy.

         9. Indemnification. Accretive hereby agrees to indemnify, pay for the defense of and hold HFC harmless from all claims, investigations, suits, judgments, penalties, interest, court costs, litigation expenses and attorneys' fees (a) arising from Accretive's willful misconduct, negligence or bad-faith performance under the terms of this Transitional Management Agreement, (b) arising from any act or omission of Accretive or of its members, employees or agents occurring outside the scope of their duties or responsibilities under this Transitional Management Agreement, or (c) asserted, obtained or incurred by any current or former member, employee or agent of Accretive (unless arising out of the willful misconduct or negligence of HFC, or and of their officers, directors, employees, shareholders or agents). HFC shall have the right to be represented by the attorneys of its choice for which Accretive will pay.

         HFC hereby agrees to indemnify, pay for the defense of, and hold Accretive harmless from and against all claims, investigations, suits, judgments, penalties, interest, court costs, litigation expenses and attorneys' fees arising out of or in connection with the performance by Accretive of its duties and obligations under this Transitional Management Agreement, unless (a) arising from Accretive's willful misconduct, negligence, or bad-faith performance of its duties and obligations under this Transitional Management Agreement, (b) arising from any act or omission of Accretive occurring outside of the scope of their duties and responsibilities under this Transitional Management Agreement, or (c) asserted, obtained or incurred by a current or former member, employee or agent of Accretive (unless arising out of the willful misconduct or negligence of HFC, or its officers, directors, employees, shareholders or agents). Accretive shall have the right to be represented by attorneys appointed by HFC for which HFC will pay.

         10. Termination. This Transitional Management Agreement may be terminated at any time by either Accretive or HFC on three months' prior written notice for any reason or for no reason at all. HFC, in its sole discretion, may terminate this Transitional Management Agreement at any time without providing Accretive with three months' prior written notice by providing Accretive with written notice of immediate termination of this Transitional Management Agreement and tendering to Accretive a check in the amount of $75,000, or, if Accretive's monthly compensation under this Transitional Management Agreement is reduced pursuant to Paragraph 5(b), a check in the amount of $37,500 (one-half of the $75,000 termination fee). On termination, Accretive shall immediately (a) deliver to HFC all monies, if any, without deduction, of HFC, (b) deliver to HFC all books, records and other documents in its possession or control which relate to the Project or to HFC. Accretive shall reasonably cooperate with HFC and San Elijo after receipt of written notice of termination with respect to all matters, including, without limitation, all governmental applications and approvals and all matters relating to all outstanding or future lawsuits. Accretive's obligation to


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cooperate shall continue even after termination has become effective. Accretive shall be paid the reasonable value for its time and efforts required to cooperate with HFC following termination of this agreement. If Accretive refuses to reasonably cooperate, it shall pay to HFC all costs and expenses, including, without limitation, attorneys' fees, incurred, in part or in whole, as a result of Accretive's failure to cooperate with HFC.

         11. Freedom to Conduct Other Business. Accretive expressly retains the right to work on other matters and/or to work with entities other than HFC in any capacity so long as such work does not interfere with any of Accretive's obligations, duties or responsibilities pursuant to this Transitional Management Agreement.

         12. Assignment. Accretive shall not assign, or have the right to assign, any of its rights under this Transitional Management Agreement and Accretive shall not delegate its obligations, responsibilities or authority pursuant to this Transitional Management Agreement, without the prior written consent of a vice-president or more senior officer of HFC which consent shall be in the sole discretion of HFC; provided, however, that Accretive may assign its rights to payments due under this Transitional Management Agreement with the prior written consent of HFC which consent may not be unreasonably withheld.

         13. Notices. All notices or other communications required or permitted pursuant to this Transitional Management Agreement shall be in writing and shall be (a) telefaxed and personally delivered or (b) telefaxed and sent by registered or certified mail, return receipt requested. If mailed, each notice or communication shall be deemed received upon actual receipt after deposit in the United States mail, postage prepaid, and addressed to the person to receive such notice or communication at the following address:

           To HFC:                        Corinne Maki
                                          HomeFed Corporation
                                          529 East South Temple
                                          Salt Lake City, Utah 84102
                                          Telefax: (801) 524-1751

           with a copy to HFC's attorneys:
                                          K. Michael Garrett
                                          Pillsbury, Madison & Sutro LLP
                                          101 West Broadway, Suite 1800
                                          San Diego, CA 92101
                                          Telefax: (619) 236-1995

           with a copy to San Elijo:      Paul Borden
                                          c/o Leucadia National Corporation
                                          315 Park Avenue South
                                          New York, New York  10010
                                          Telefax:  (212) 598-4869

           with a copy to San Elijo's attorneys:


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                                          Michael Fraunces
                                          Luce, Forward, Hamilton & Scripps LLP
                                          600 West Broadway, Suite 2600
                                          San Diego, California 92101
                                          Telefax: (619) 232-8311

           To Accretive:                  R.  Randy Goodson
                                          Accretive Investments LLC
                                          2111 Palomar Airport Road, Suite 250
                                          Carlsbad, California 92009-1420
                                          Telefax: (760) 431-8915

         14. Entire Agreement. This Transitional Management Agreement contains the entire agreement between and among Accretive and HFC and supersedes all prior written and oral agreements between the parties with respect to the subject matter hereof.

         15. Successors and Assigns. Subject to Paragraph 12 above, this Transitional Management Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

         16. Counterparts. This Transitional Management Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which, together, constitute one instrument.

         17. Interpretation and Governing Law. This Transitional Management Agreement shall be construed according to its fair meaning as though no single party drafted this Transitional Management Agreement. This Transitional Management Agreement has been made and entered into and shall be construed, interpreted and governed by the laws of the State of California without reference to its choice of law rules.

         18. Modifications. No modification of this Transitional Management Agreement shall be effective unless set forth in writing and signed by the party sought to be bound.

         19. Attorneys' Fees. If any party hereto institutes any action or proceeding to enforce any provision hereof or to recover damages for breach of this Transitional Management Agreement, the prevailing party shall be entitled to recover from the losing party reasonable attorneys' fees and disbursements for services rendered to the prevailing party in such action or proceeding.

         20. Change of Control. If R. Randy Goodson ceases to own, either in his own name or beneficially, including trusts established for the benefit of his immediate family, at least 50% of the outstanding equity interest in Accretive, HFC may terminate this Transitional Management Agreement immediately without giving the three months' prior written notice of termination, or without giving the written notice of immediate termination or without tendering to Accretive the payment otherwise required by paragraph 10 of this Transitional Management Agreement.


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                                             HOMEFED CORPORATION


                                             By:       /s/ Paul Borden
                                                -------------------------------

                                             Title:  President


                                             ACCRETIVE INVESTMENTS, LLC


                                             By:       /s/ Randy Goodson
                                                -------------------------------

                                             Title:  Member







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